CITY NATIONAL

Morgan Stanley

ERVIN COHEN & JESSUP
9401

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2018

Executive Summary

We own and operate 18.4 million square feet of Class A office properties and 3,563 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.

•	Financial Results: For the three months ended September 30, 2018 compared to three months ended September 30, 2017:

◦
Revenues increased by 7.0% to $223.3 million. Our non-cash revenue declined by about $2 million compared to the second quarter of 2018 and will continue to decline at an accelerated pace (excluding the impact from any future acquisitions).

◦	Net income attributable to common stockholders increased by 19.3% to $30.6 million.

◦	FFO increased by 10.3% to $100.1 million, or $0.51 per fully diluted share.

◦	AFFO increased by 10.3% to $82.5 million.

◦	Same property Cash NOI increased by 4.2% to $98.4 million.

•
Office: We signed 740,000 square feet of office leases during the third quarter. Our total office portfolio leased rate remained relatively flat at 91.4% and our occupancy rate increased by 60 basis points to 89.5%, reflecting our leasing success in the first half of the year. Comparing office leases we signed during the third quarter to the expiring leases covering the same space, straight-line rents increased by 23.6% and starting cash rents increased by 11.1%.

•
Multifamily: Our multifamily portfolio remains fully leased at 98.8%. With the second building at our Moanalua development fully on-line in Q3, we now have almost 1,800 units in service in Honolulu. Multifamily same property Cash NOI increased by 3.0% to $16.0 million. Residential expenses rose 6.9% compared to last year, reflecting higher payroll and utility costs as well as some timing issues. We expect comparative payroll increases to be much lower in future quarters when the comparison quarter includes the significant payroll adjustment we made late last year in response to minimum wage increases mandated by Los Angeles.

•
Development and Repositioning Projects: Our two multifamily development projects remain on schedule and on budget. At our Moanalua apartment development in Honolulu, we are more than half way through the delivery of 475 net new residential units and we ended the quarter with a total of 221 new units leased. We expect to complete that project, along with a new fitness center and the upgrade of our existing units, around the end of this year. We are continuing with construction at our 376 unit apartment tower in Brentwood. See page 22 for more information on development. On the repositioning front, we are making investments in a number of our existing properties where we believe that targeted capital will yield significant future returns. We expect to complete several of these repositioning projects in the next few months.

•
Debt: With the exception of a loan on our development project at Moanalua, our next term loan maturity is approximately three and a half years away in 2022. We also have a large number of unencumbered properties that provide flexibility for future financings.

•	Dividends: On October 16, 2018, we paid a quarterly cash dividend of $0.25 per common share, or $1.00 per common share on an annualized basis, to our shareholders of record on September 28, 2018.

•
Guidance: We are increasing and narrowing our 2018 full year guidance for Net Income Per Common Share - Diluted to $0.69 to $0.71 and for FFO to $2.01 to $2.03 per fully diluted share. See page 23 for more information.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

1                     Go to Table of Contents

Forward Looking Statements
This Third Quarter 2018 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of September 30, 2018

Office Portfolio

	Consolidated	Total
Properties	63	71
Rentable square feet (in thousands)	16,599	18,434
Leased rate	91.5%	91.4%
Occupancy rate	89.6%	89.5%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,563
Leased rate		98.8%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of September 30, 2018	198,110
Common stock closing price per share (NYSE:DEI)	$37.72
Equity capitalization	$7,472,724

Net Debt (in thousands)(1)

	Consolidated	Our Share

Debt principal	$4,154,157	$3,740,405
Less: cash and cash equivalents	(172,362)	(84,964)
Net debt	$3,981,795	$3,655,441

Leverage Ratio (in thousands, except percentage)

Pro forma enterprise value	$11,128,164
Our share of net debt to pro forma enterprise value	33%

AFFO Payout Ratio

Three Months Ended September 30, 2018	60.1%

_______________________________________

(1)	See page 12 for details and a reconciliation to the consolidated debt on our balance sheet.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

3                     Go to Table of Contents

Company Overview

Property Map
as of September 30, 2018

4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of September 30, 2018

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	Partner, Optum Ventures
Thomas E. O’Hern	Senior Executive Vice President, CFO & Treasurer, Macerich Company
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(In thousands)

	September 30, 2018	December 31, 2017

	Unaudited
Assets
Investment in real estate:
Land	$1,065,099	$1,062,345
Buildings and improvements	7,995,377	7,886,201
Tenant improvements and lease intangibles	821,483	756,190
Property under development	105,567	124,472
Investment in real estate, gross	9,987,526	9,829,208
Less: accumulated depreciation and amortization	(2,200,403)	(2,012,752)
Investment in real estate, net	7,787,123	7,816,456
Cash and cash equivalents	172,362	176,645
Tenant receivables, net	5,040	2,980
Deferred rent receivables, net	118,736	106,021
Acquired lease intangible assets, net	3,492	4,293
Interest rate contract assets	124,751	60,069
Investment in unconsolidated real estate funds	118,252	107,735
Other assets	18,023	18,442
Total assets	$8,347,779	$8,292,641

Liabilities
Secured notes payable and revolving credit facility, net	$4,122,277	$4,117,390
Interest payable, accounts payable and deferred revenue	151,106	103,947
Security deposits	50,773	50,414
Acquired lease intangible liabilities, net	57,591	75,635
Interest rate contract liabilities	—	807
Dividends payable	42,491	42,399
Total liabilities	4,424,238	4,390,592

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,699	1,696
Additional paid-in capital	3,277,746	3,272,539
Accumulated other comprehensive income	94,643	43,099
Accumulated deficit	(917,009)	(879,810)
Total Douglas Emmett, Inc. stockholders' equity	2,457,079	2,437,524
Noncontrolling interests	1,466,462	1,464,525
Total equity	3,923,541	3,902,049
Total liabilities and equity	$8,347,779	$8,292,641

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues
Office rental
Rental revenues	$150,316	$140,993	$448,248	$409,674
Tenant recoveries	16,364	15,854	42,071	39,705
Parking and other income	30,374	27,771	87,829	81,129
Total office revenues	197,054	184,618	578,148	530,508

Multifamily rental
Rental revenues	24,241	22,282	70,957	66,760
Parking and other income	2,013	1,849	5,919	5,594
Total multifamily revenues	26,254	24,131	76,876	72,354

Total revenues	223,308	208,749	655,024	602,862

Operating Expenses
Office expenses	66,288	62,468	188,462	175,240
Multifamily expenses	7,114	6,041	20,720	17,866
General and administrative	9,440	8,441	28,444	27,189
Depreciation and amortization	74,067	69,974	219,944	206,141
Total operating expenses	156,909	146,924	457,570	426,436

Operating income	66,399	61,825	197,454	176,426

Other income	2,951	2,659	8,373	7,152
Other expenses	(1,561)	(1,659)	(5,380)	(5,156)
Income, including depreciation, from unconsolidated funds	1,348	1,137	4,522	4,427
Interest expense	(33,721)	(35,454)	(99,889)	(110,408)
Net income	35,416	28,508	105,080	72,441
Less: Net income attributable to noncontrolling interests	(4,855)	(2,894)	(14,629)	(7,534)
Net income attributable to common stockholders	$30,561	$25,614	$90,451	$64,907

Net income per common share - basic	$0.18	$0.15	$0.53	$0.41
Net income per common share - diluted	$0.18	$0.15	$0.53	$0.41

Weighted average shares of common stock outstanding - basic	169,926	165,471	169,815	158,000
Weighted average shares of common stock outstanding - diluted	169,931	165,520	169,828	158,419

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Funds From Operations (FFO)
Net income attributable to common stockholders	$30,561	$25,614	$90,451	$64,907
Depreciation and amortization of real estate assets	74,067	69,974	219,944	206,141
Net income attributable to noncontrolling interests	4,855	2,894	14,629	7,534
Adjustments attributable to unconsolidated funds(2)	4,233	4,084	12,382	12,140
Adjustments attributable to consolidated joint ventures(2)	(13,572)	(11,798)	(40,484)	(31,363)
FFO	$100,144	$90,768	$296,922	$259,359

Adjusted Funds From Operations (AFFO)
FFO	$100,144	$90,768	$296,922	$259,359
Straight-line rent	(3,524)	(2,982)	(12,715)	(9,012)
Net accretion of acquired above- and below-market leases	(4,948)	(4,814)	(17,243)	(13,290)
Loan costs	1,954	2,520	6,131	7,443
Recurring capital expenditures, tenant improvements and leasing expenses	(18,128)	(18,023)	(65,543)	(52,219)
Non-cash compensation expense	4,924	4,450	14,906	13,463
Adjustments attributable to unconsolidated funds(2)	(1,454)	(1,033)	(5,721)	(3,545)
Adjustments attributable to consolidated joint ventures(2)	3,530	3,906	12,706	10,138
AFFO	$82,498	$74,792	$229,443	$212,337

Weighted average shares of common stock outstanding - diluted	169,931	165,520	169,828	158,419
Weighted average units in our operating partnership outstanding	28,145	25,534	28,157	25,780
Weighted average fully diluted shares outstanding	198,076	191,054	197,985	184,199

Net income per common share - diluted	$0.18	$0.15	$0.53	$0.41
FFO per share - fully diluted	$0.51	$0.48	$1.50	$1.41
Dividends declared per share	$0.25	$0.23	$0.75	$0.69
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

8                     Go to Table of Contents

Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2018	2017
Office Statistics
Number of properties	47	47
Rentable square feet (in thousands)	11,797	11,738
Ending % leased	91.0%	91.6%
Ending % occupied	89.6%	89.7%
Quarterly average % occupied	89.4%	89.9%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.7%	98.5%

	Three Months Ended September 30,		% Favorable
	2018	2017	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$127,809	$122,401	4.4%
Office expenses	(43,681)	(41,775)	(4.6)%
Office NOI	84,128	80,626	4.3%

Multifamily revenues	21,274	20,463	4.0%
Multifamily expenses	(5,316)	(4,972)	(6.9)%
Multifamily NOI	15,958	15,491	3.0%

Total NOI	$100,086	$96,117	4.1%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$126,170	$120,723	4.5%
Office cash expenses	(43,694)	(41,788)	(4.6)%
Office cash NOI	82,476	78,935	4.5%

Multifamily cash revenues	21,269	20,455	4.0%
Multifamily cash expenses	(5,316)	(4,972)	(6.9)%
Multifamily cash NOI	15,953	15,483	3.0%

Total Cash NOI	$98,429	$94,418	4.2%

_________________________________________________

(1)	See page 10 for a reconciliation to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

9                     Go to Table of Contents

Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2018	2017

Same property office cash revenues	$126,170	$120,723
Non cash adjustments per definition of NOI	1,639	1,678
Same property office revenues	127,809	122,401

Same property office cash expenses	(43,694)	(41,788)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(43,681)	(41,775)

Office NOI	84,128	80,626

Same property multifamily cash revenues	21,269	20,455
Non cash adjustments per definition of NOI	5	8
Same property multifamily revenues	21,274	20,463

Same property multifamily expenses	(5,316)	(4,972)

Multifamily NOI	15,958	15,491

Same Property NOI	100,086	96,117
Non-comparable office revenues	69,245	62,217
Non-comparable office expenses	(22,607)	(20,693)
Non-comparable multifamily revenues	4,980	3,668
Non-comparable multifamily expenses	(1,798)	(1,069)
NOI	149,906	140,240
General and administrative	(9,440)	(8,441)
Depreciation and amortization	(74,067)	(69,974)
Operating income	66,399	61,825
Other income	2,951	2,659
Other expenses	(1,561)	(1,659)
Income, including depreciation, from unconsolidated real estate funds	1,348	1,137
Interest expense	(33,721)	(35,454)
Net income	35,416	28,508
Less: Net income attributable to noncontrolling interests	(4,855)	(2,894)
Net income attributable to common stockholders	$30,561	$25,614

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

10                     Go to Table of Contents

Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months Ended September 30, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$181,050	$42,258	$19,970
Office and multifamily operating expenses	$59,361	$14,041	$7,181
Straight-line rent	$1,812	$1,712	$208
Above/below-market lease revenue	$1,375	$3,573	$(3)
Cash NOI attributable to outside interests(3)	$—	$15,289	$4,451
Our share of cash NOI(4)	$118,502	$7,643	$8,133

	Nine Months Ended September 30, 2018

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$529,902	$125,122	$58,933
Office and multifamily operating expenses	$169,310	$39,872	$20,068
Straight-line rent	$6,951	$5,764	$1,066
Above/below-market lease revenue	$4,714	$12,529	$(3)
Cash NOI attributable to outside interests(3)	$—	$44,622	$13,667
Our share of cash NOI(4)	$348,927	$22,335	$24,135
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 28% based on square footage. The JVs own a combined ten Class A office properties totaling 2.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 62% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our fully diluted shares.

(4)	Represents the share of Cash NOI allocable to our fully diluted shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

11                     Go to Table of Contents

Financial Results

Loans (As of September 30, 2018, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

10/1/2019		$145,000	$145,000	LIBOR + 1.25%	N/A
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2038	(4)	31,757	31,757	4.55%	N/A
8/21/2020	(5)	95,000	95,000	LIBOR + 1.40%	N/A
Subtotal		3,174,157	3,174,157

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/19/2024		400,000	80,000	3.47%	1/1/2023
Total Consolidated Loans	(6)	$4,154,157	$3,428,157

Unconsolidated Funds

3/1/2023		$110,000	$26,954	2.30%	3/1/2021
7/1/2024		400,000	285,294	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$312,248

Total Loans			$3,740,405

________________________________________________________________________
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(6)
Our consolidated debt on the balance sheet of $4.12 billion is calculated by adding $4.0 million of unamortized loan premium and deducting $35.9 million of unamortized deferred loan costs from our total consolidated loans of $4.15 billion.

Statistics for Consolidated Loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.91
Weighted average remaining life (including extension options)	5.6 years
Weighted average remaining fixed interest period	2.9 years
Weighted average annual interest rate	3.07%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2018

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	11	2,193,326	11.9%	7,089,250	27.9%
Brentwood	15	2,063,913	11.2	3,328,103	62.0
Burbank	1	456,205	2.5	7,060,975	6.5
Century City	3	951,534	5.2	10,195,143	9.3
Honolulu	4	1,763,845	9.5	5,088,599	34.7
Olympic Corridor	5	1,141,560	6.2	3,458,794	33.0
Santa Monica	11	1,426,080	7.7	9,861,775	14.5
Sherman Oaks/Encino	12	3,479,316	18.9	6,528,253	53.3
Warner Center/Woodland Hills	3	2,830,996	15.4	7,667,855	36.9
Westwood	6	2,126,962	11.5	4,211,981	50.5
Total / Weighted Average	71	18,433,737	100.0%	64,490,728	28.2%

_______________________________________________________

(1)
Source is the 2018 third quarter CBRE Marketview report. Changes from last quarter are due to adjustments made by CBRE with respect to existing buildings, not new construction, with the exception of a small addition in Santa Monica.

(2)	Calculated by dividing Rentable Square Feet by the applicable Submarket Rentable Square Feet.

(3)
Includes a 216,000 square foot property located just outside the Beverly Hills city limits. To calculate our percentage of the submarket, the property is not included in the numerator or the denominator for consistency with third party data.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2018
Annualized Rent by Submarket

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	96.3%	$100,129,708	$50.30	$4.19
Brentwood	90.6	79,362,156	43.87	3.66
Burbank	100.0	21,819,057	47.83	3.99
Century City	92.8	39,389,255	47.33	3.94
Honolulu	86.4	49,523,873	33.97	2.83
Olympic Corridor	93.0	37,980,360	38.13	3.18
Santa Monica	93.9	91,240,541	70.75	5.90
Sherman Oaks/Encino	91.4	110,905,899	36.30	3.03
Warner Center/Woodland Hills	86.3	68,553,751	29.17	2.43
Westwood	93.0	90,494,001	48.57	4.05
Total / Weighted Average	91.4%	$689,398,602	42.82	3.57

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended September 30, 2018				$0.04
Nine months ended September 30, 2018				$0.14

_______________________________________________________________

(1)	Includes 346,766 square feet with respect to signed leases not yet commenced at September 30, 2018.

(2)	Excludes signed leases not yet commenced at September 30, 2018.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2018

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,445	49.5%	1,984,038	12.3%	$83,208,056	12.1%
2,501-10,000	1,104	37.8	5,439,687	33.8	229,917,029	33.4
10,001-20,000	235	8.0	3,247,091	20.2	135,938,363	19.7
20,001-40,000	102	3.5	2,777,620	17.3	115,350,841	16.7
40,001-100,000	32	1.1	1,759,465	10.9	84,707,546	12.3
Greater than 100,000	4	0.1	892,091	5.5	40,276,767	5.8
Total for all leases	2,922	100.0%	16,099,992	100.0%	$689,398,602	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

15                     Go to Table of Contents

Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2018

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$22,257,305	3.2%
UCLA(3)	26	11	2018-2027	287,327	1.6	14,010,598	2.0
William Morris Endeavor(4)	1	1	2027	196,204	1.1	10,997,983	1.6
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	8,960,139	1.3
Equinox Fitness(6)	5	5	2019-2033	180,087	1.0	7,426,266	1.1
Total	40	25		1,277,881	7.0%	$63,652,291	9.2%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020, 11,000 square feet in 2021, and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 13,000 square feet in 2018, 13,000 square feet in 2019, 43,000 square feet in 2020, 56,000 square feet in 2021, 55,000 square feet in 2022, 40,000 square feet in 2023, and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Tenant has an option to terminate 2,000 square feet in 2020 and 193,000 square feet in 2022.

(5)
Square footage expires as follows: 15,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, 26,000 square feet in 2022, and 16,000 square feet in 2024.

(6)	Square footage expires as follows: 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

16                     Go to Table of Contents

Portfolio Data

Office Industry Diversification
Total Office Portfolio as of September 30, 2018

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	569	18.2%
Financial Services	387	14.9
Entertainment	205	12.9
Real Estate	289	11.2
Accounting & Consulting	361	10.1
Health Services	377	7.6
Retail	192	5.9
Technology	133	5.4
Insurance	104	4.1
Educational Services	55	3.4
Public Administration	92	2.4
Advertising	59	1.7
Manufacturing & Distribution	54	1.2
Other	45	1.0
Total	2,922	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

17                     Go to Table of Contents

Portfolio Data

Office Lease Expirations
Total Office Portfolio as of September 30, 2018
(1) Average of the percentage of leases expiring at September 30, 2015, 2016, and 2017 with the same remaining duration as the leases for the labeled year had at September 30, 2018. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2018	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	54	145,699	0.8%	$5,200,025	0.8%	$35.69	$35.74
2018	129	438,875	2.4	17,969,201	2.6	40.94	41.08
2019	551	1,920,221	10.4	76,338,527	11.1	39.76	40.62
2020	617	2,706,387	14.7	110,946,903	16.1	40.99	43.02
2021	523	2,580,615	14.0	108,059,154	15.7	41.87	45.28
2022	365	1,936,986	10.4	79,877,187	11.6	41.24	46.39
2023	294	2,060,597	11.2	92,862,628	13.5	45.07	52.35
2024	154	1,672,016	9.1	72,732,550	10.5	43.50	52.54
2025	94	803,346	4.3	36,497,311	5.3	45.43	56.51
2026	42	492,162	2.7	23,335,448	3.4	47.41	60.26
2027	56	872,134	4.7	41,521,076	6.0	47.61	61.50
Thereafter	43	470,954	2.6	24,058,592	3.4	51.08	70.36
Subtotal/weighted average	2,922	16,099,992	87.3%	$689,398,602	100.0%	42.82	48.57
Signed leases not commenced		346,766	1.9
Available		1,584,752	8.6
Building management use		131,299	0.7
BOMA adjustment(3)		270,928	1.5
Total/weighted average	2,922	18,433,737	100.0%	$689,398,602	100.0%	$42.82	$48.57

___________________________________________________

(1)	Represents annualized rent at September 30, 2018 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

18                     Go to Table of Contents

Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2018

	Q4 2018	Q1 2019	Q2 2019	Q3 2019

Expiring Square Feet(1)	351,897	326,507	547,983	512,453
Percentage of Portfolio	1.9%	1.8%	3.0%	2.8%
Expiring Rent per Square Foot(2)	$40.03	$38.98	$39.00	$42.23

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q4 2018	Q1 2019	Q2 2019	Q3 2019

Beverly Hills	Expiring SF(1)	40,891	42,696	74,185	104,243
	Expiring rent per SF(2)	$46.96	$43.90	$45.28	$49.57

Brentwood	Expiring SF(1)	56,764	36,880	57,237	68,915
	Expiring rent per SF(2)	$44.02	$41.77	$44.56	$45.87

Century City	Expiring SF(1)	9,295	13,725	22,258	16,230
	Expiring rent per SF(2)	$45.80	$46.53	$33.20	$50.44

Honolulu	Expiring SF(1)	34,279	49,063	70,841	34,423
	Expiring rent per SF(2)	$38.80	$33.54	$34.05	$34.12

Olympic Corridor	Expiring SF(1)	18,360	19,041	47,348	43,303
	Expiring rent per SF(2)	$35.50	$35.37	$38.16	$43.54

Santa Monica	Expiring SF(1)	1,215	12,195	14,471	48,771
	Expiring rent per SF(2)	$49.32	$70.27	$67.59	$46.56

Sherman Oaks/Encino	Expiring SF(1)	62,647	70,631	130,765	61,773
	Expiring rent per SF(2)	$37.12	$35.70	$36.85	$33.90

Warner Center/Woodland Hills	Expiring SF(1)	50,897	50,513	90,861	82,606
	Expiring rent per SF(2)	$29.98	$29.78	$30.23	$30.82

Westwood	Expiring SF(1)	77,549	31,763	40,017	52,189
	Expiring rent per SF(2)	$43.19	$46.40	$49.04	$48.35

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of September 30, 2018, other than 145,699 square feet of Short-Term Leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended September 30, 2018

Net Absorption During Quarter(1)	(0.30)%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	83	294,000	50
Renewal leases	113	445,946	43
All leases	196	739,946	46

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$42.28	$43.70	N/A
Prior leases for the same space	$33.89	$35.36	$38.04
Percentage change	24.8%	23.6%	11.1%	(3)

Average Office Lease Transaction Costs (Per Square Foot)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$30.92	$7.41
Renewal leases signed during the quarter	$17.16	$4.75
All leases signed during the quarter	$22.63	$5.90

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewed leases signed during the quarter compared to the prior leases for the same space, excluding Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases signed during the quarter and the expiring cash rent for the prior leases for the same space.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2018

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	27%
Honolulu(1)	3	1,793	50
Santa Monica	2	820	23
Total	10	3,563	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Brentwood	99.8%	$31,432,068	$2,763
Honolulu(1)	98.0	38,857,020	1,850
Santa Monica	99.5	29,457,144	3,012
Total / Weighted Average	98.8%	$99,746,232	$2,366

Recurring Multifamily Capital Expenditures per Unit(3)

Three months ended September 30, 2018	$172
Nine months ended September 30, 2018	$562

________________________________________________________________

(1)	Includes newly developed units just made available for rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $391,400, which is not included in multifamily annualized rent.

(3)	Excludes new development units.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

21                     Go to Table of Contents

Developments

Multifamily Development Projects(1)

Honolulu, Hawaii
Photo of new apartment buildings at our Moanalua Hillside Apartments community
We are adding 475 units (net of existing units removed) to our 696 unit Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The new units are expected to cost about $120 million, not including the cost of the land which we have owned since 2005. We are also investing additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office and construct a new recreation and fitness facility with a new pool. Construction continues and as of September 30, 2018 we had leased 221 of our new units.

Brentwood, California
Rendering of our planned new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).
Our new Brentwood development is the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent to our existing office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. Site work is underway, and we expect construction to take about 3 years.

______________________________________________

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

22                     Go to Table of Contents

Guidance

2018 Guidance

Metric	Per Share
Net income per common share - diluted	$0.69 to $0.71
FFO per share - fully diluted	$2.01 to $2.03

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy		89% to 91%	Unchanged
Residential Leased Rate	We manage our apartment portfolio to be fully leased (due to rent control in our markets). Our assumption excludes the impact of leasing up newly developed units placed in service during the year.	Essentially fully leased	Unchanged
Same Property Cash NOI		Annual increase of 3% to 4%	Increased
Net Revenue from Above/Below Market Leases		$20 to $22 million	Unchanged
Straight-line Revenue		$17 to $19 million	Unchanged
G&A		$37 to $40 million	Unchanged
Interest Expense	Includes 100% of our consolidated JVs interest expense (not our pro rata share).	$132.5 to $135.5 million	Unchanged
___________________________________________
Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

23                     Go to Table of Contents

Guidance

Reconciliation of our 2018 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$117.3	$120.7
Adjustments for depreciation and amortization of real estate assets	300.0	295.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(19.3)	(13.8)
FFO	$398.0	$401.9

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	170.0	170.0
Weighted average units in our operating partnership outstanding	28.0	28.0
Weighted average fully diluted shares outstanding	198.0	198.0

Per share	Low	High

Net income per common share - diluted	$0.69	$0.71
FFO per share - fully diluted	$2.01	$2.03
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

24                     Go to Table of Contents

Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing expenses (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 346,766 square feet with respect to signed leases not yet commenced at September 30, 2018).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for ten office properties totaling 2.8 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on September 28, 2018.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our Operating Partnership.

Funds: Fund X Opportunity Fund, LLC, Douglas Emmett Fund X, LLC and Douglas Emmett Partnership X, LP.

25                     Go to Table of Contents

Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing expenses for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated due to repositioning projects.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of September 30, 2018. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

Operating Partnership: Douglas Emmett Properties, LP

26                     Go to Table of Contents

Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At September 30, 2018, total consists of 16,446,758 leased square feet (including 346,766 square feet with respect to signed leases not commenced), 1,584,752 available square feet, 131,299 building management use square feet and 270,928 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our wholly-owned properties referred to as our “same properties”, which are wholly-owned properties that have been owned and operated by us in a consistent manner during the entire span of both periods being compared.  We excluded from our same property subset for 2018 properties (i) acquired on or after January 1, 2017; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2017; or (iii) that underwent a major repositioning project that we believed significantly affected its results during the period commencing on or after January 1, 2017. Our same properties for 2018 include all of our wholly-owned properties other than (1) a 146,300 square foot office property in Beverly Hills that we acquired during 2017; (2) a multifamily property in Honolulu where we are adding 475 units (net of existing units removed), (3) a 378,000 square foot office property in Los Angeles on which we expect to commence construction of a residential tower, and (4) four office properties in Los Angeles totaling 1.5 million square feet which are undergoing repositionings or redevelopment.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated real estate Funds, in which we own a weighted average of approximately 62% based on square footage.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Funds.

27                     Go to Table of Contents